        PEOPLES BANCORP INC. – P.O. BOX 738 — MARIETTA, OHIO – 45750
www.peoplesbancorp.com

NEWS RELEASE

FOR IMMEDIATE RELEASE May 31, 2006	Contact: Mark F. Bradley President and Chief Executive Officer (740) 373-3155

PEOPLES BANK TO ACQUIRE BANKING OFFICE IN CARROLL, OHIO
AND SELL OFFICE IN CHESTERHILL, OHIO

Agreement signed with First National Bank of McConnelsville to exchange banking offices and deposits

        MARIETTA, Ohio – Peoples Bank, National Association (“Peoples”) (Nasdaq: PEBO), and First National Bank of McConnelsville (“First National Bank”), a wholly-owned subsidiary of FNB Shares, Inc., announced today that the companies have signed a definitive agreement that provides for Peoples Bank to acquire First National Bank's Carroll, Ohio office and associated $6 million of deposits, and First National Bank will acquire Peoples Bank's Chesterhill, Ohio office and associated $5 million of deposits.

        "This exchange of branches is good for the customers and shareholders of both companies," said Mark F. Bradley, Peoples Bancorp Inc.'s President and Chief Executive Officer. "Peoples Bank's newly opened office at the intersection of Ety Road and West Fair Avenue in Lancaster, combined with the nearby Carroll office, will allow us to better serve the growing area between Lancaster and Columbus."

        The community of Carroll is located 20 miles southeast of Columbus, Ohio, in Fairfield County, where Peoples Bank operates three full-service offices. Chesterhill is located in Morgan County (Ohio).

        "We look forward to growing our presence in Morgan County," said John O. Keirns, President and ChiefExecutive Officer of First National Bank. "Our roots in Morgan County date back to 1863, and the Chesterhill office gives us the opportunity to expand our product offering to the southern parts of the county."

        Under terms of the agreement, Peoples Bank and First National Bank will exchange deposits and certain fixed assets of the banking offices with a settlement for the net book value of the fixed assets. The deal also calls for a 6% premium to be paid on any difference in the amount of deposits acquired. Loans will be retained at the originating financial institution. The transaction, which is subject to regulatory approval, is expected to be completed during the fourth quarter of 2006.

        Peoples Bancorp Inc., a diversified financial products and services company with $1.9 billion in assets, makes available a complete line of banking, investment, insurance, and trust solutions through 49 locations and 34 ATMs in Ohio, West Virginia and Kentucky. Learn more about Peoples Bancorp Inc. at www.peoplesbancorp.com or about First National Bank of McConnelsville at www.first-national.com.

Safe Harbor Statement

        This press release may contain certain forward-looking statements with respect to Peoples Bancorp Inc.'s ("Peoples") financial condition, results of operations, plans, objectives, future performance and business. Except for the historical and present factual information contained in this press release, the matters discussed in this press release, and other statements identified by words such as "expects," "believes," "plans," "will," "would," "should," "could" and similar expressions are forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment impact interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) legislative or regulatory changes or actions adversely affect Peoples' business; (7) changes and trends in the securities markets; (8) a delayed or incomplete resolution of regulatory issues; (9) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; (10) the outcome of regulatory and legal proceedings and (11) other risk factors relating to the banking industry or Peoples as detailed from time to time in Peoples' reports filed with the Securities and Exchange Commission ("SEC"). Peoples undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. Copies of documents filed with the SEC are available free of charge at the Commission's website at http://www.sec.gov and/or from Peoples' website.

END OF RELEASE